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Exhibit 99.2

Contact:	L. Scott Biar, CFO and Treasurer
Stewart & Stevenson Services, Inc.
713-868-7700

Dan Burch / Charlie Koons
MacKenzie Partners, Inc.
212-929-5500
800-322-2885

Matt Sherman / Sharon Goldstein
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES, INC. COMMENTS ON OSHKOSH LAWSUIT

        HOUSTON, TX—May 15, 2006—Stewart & Stevenson Services, Inc. (NYSE: SVC) today announced that on May 12, 2006 Oshkosh Truck Corporation (NYSE:OSK) filed a lawsuit in the Civil District Court of Harris County, Texas, asking the court to declare that the confidentiality and standstill agreement between Stewart & Stevenson and Oshkosh is unenforceable. Stewart & Stevenson has removed this lawsuit to the United States District Court for the Southern District of Texas, Houston Division, and it plans to file a motion to dismiss Oshkosh's claims. Stewart & Stevenson also intends to assert a third-party claim against Oshkosh for breach of the confidentiality and standstill agreement, filed in the separate shareholder litigation still pending in the same federal district court.

        The Company issued the following statement:

    We strongly believe that the lawsuit is wholly without merit. During the auction process, all of the bidders, including Oshkosh, had been allowed two months' access to Stewart & Stevenson's management and its confidential and proprietary information in return for an agreement that each bidder would abide by the rules of the auction and its confidentiality agreement's standstill provisions. The auction process was carefully constructed to obtain the best transaction for our shareholders. Specifically, the standstill provisions were designed to provide each bidder an opportunity, and motivate each bidder, to make its best offer during the sale process.

About Stewart & Stevenson

        Stewart & Stevenson Services, Inc., founded in 1902, is primarily engaged in the design, manufacture and service of medium and light tactical vehicles for the U.S. Army and others worldwide. Stewart & Stevenson Services, Inc. is not affiliated with Stewart & Stevenson LLC. For more information on Stewart & Stevenson Services, Inc., visit http://www.ssss.com.

Forward-Looking Statements

        Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified through the use of words such as "anticipates," "believes," "plans," "potentially," "expects," "intends," "future," and similar expressions. These risks and uncertainties are described in Stewart & Stevenson Services, Inc.'s filings with the SEC, including Stewart & Stevenson Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, which are available at the SEC's web site at http://www.sec.gov.

Additional Information and Where to Find It

        In connection with the proposed transaction, Stewart & Stevenson has filed a definitive proxy statement with the SEC to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Stewart & Stevenson shareholders are urged to read the definitive proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Stewart & Stevenson, the proposed transaction and related matters. The definitive proxy statement has been mailed to the shareholders of Stewart & Stevenson. You will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about Stewart & Stevenson with the SEC at the SEC's website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to Stewart & Stevenson Services, Inc., Investor Relations, P.O. Box 1637, Houston, Texas 77251 or at Stewart & Stevenson Services, Inc.'s Investor Relations page on its corporate website at www.ssss.com. You can also contact Dan Burch or Charlie Koons of MacKenzie Partners, Inc., Stewart & Stevenson's proxy solicitor, if you have any questions relating to the transaction at 800-322-2885.

        Stewart & Stevenson and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Stewart & Stevenson's directors and executive officers and the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger and Stewart & Stevenson's Annual Report on Form 10-K for the fiscal year ended January 31, 2006.

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STEWART & STEVENSON SERVICES, INC. COMMENTS ON OSHKOSH LAWSUIT